ITEM 77G

For the period ending: 03/31/2010

File number:  811-05009

DEFAULTS AND ARREARS ON SENIOR SECURITIES


1) Colorado Centre Metropolitan District LTD Tax and Special Revenue Series 1992B 0.00% due 1/1/2032
         In default: Interest
         Date of default: 1995
         Default per $1,000: $6,465,662


2) Colorado Housing and Finance Authority Economic Development Revenue (Micro Business Development Corporation Project)
         Series 2005 6.75% due 12/1/2010
         Nature of default: Interest
         Date of default:  12/1/2008
         Default per $1,000: $3,655,000

3)       Ft. Lupton, Colorado Golf Course Revenue Anticipation
         Warrants Series 1996A, 8.50% due 12/15/2015
         In default:  Interest
         Nature of default: District did not make interest payment. Date of default: June 2002
         Default per $1,000 face:  $620,000

4) Tabernash Meadows, LLC A Colorado Limited Liability Company, 24.00% due 2/9/2002
         Nature of default: Interest
         Date of default: 2/9/2002
         Default per $1,000: $227,347